Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-227972) of our report dated January 30, 2019, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, with respect to the consolidated financial statements of XSport Global, Inc. as of September 30, 2018 and 2017 and for the years then ended. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Friedman LLP

Marlton, NJ
April 11, 2019